Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

FIRST. Molecular Imaging Corporation, a Delaware corporation (the “Corporation”), was originally incorporated under the name American Coin & Stamp Ventures, Inc. The date of filing of the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware (the “Secretary of State”) is August 21, 1985. The Corporation filed with the Secretary of State a Certificate of Amendment to its Certificate of Incorporation dated January 17, 1997 to change the name of the Corporation to Colony International Incorporated. The Corporation filed with the Secretary of State an Amended and Restated Certificate of Incorporation dated January 28, 2000. The Corporation filed with the Secretary of State a Certificate of Amendment to its Amended and Restated Certificate of Incorporation dated May 1, 2003 to change the name of the Corporation to Molecular Imaging Corporation.

SECOND. That at a meeting of the Board of Directors of the Corporation held on March 16, 2004, resolutions were duly adopted setting for the proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting for the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by deleting the first paragraph of Article THREE, Paragraph 4, and replacing the paragraph is as follows:

“4. The total number of shares of al classes of capital stock which the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000) shares divided into two classes of shares, designated, respectively, “Preferred Stock” and “Common Stock.” The number of shares of Common Stock authorized to be issued is One Hundred Forty Million (140,000,000) shares, with a par value of $.0001 per share. The number of shares of Preferred Stock authorized to be issues is Ten Million (10,000,000) shares, with a par value of $.0001 per share.”

THIRD. That thereafter, pursuant to a resolution of its Board of Directors, a meeting of the stockholders of the corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares of Common Stock as required by statute were voted in favor of the amendment. The total number of outstanding shares entitles to vote on this matter was 56,267,801 shares of Common Stock. There are no outstanding shares of Preferred Stock of the Corporation that are entitled to vote on the amendment.

FOURTH. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH. That the capital of said corporation shall not be reduced under or by reason of said amendment.

By:	/s/ Steven J. Davis
Steven J. Davis, Secretary

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MOBILE PET SYSTEMS, INC.

FIRST. Mobile PET Systems, Inc. a Delaware corporation (the “Corporation”), was originally incorporated under the name American & Stamp Ventures, Inc. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the “Secretary of State”) is August 21, 1985. The Corporation filed with the Secretary of State a Certificate of Amendment to its Certificate of Incorporation dated January 15, 1997 to change the name of the Corporation to Colony International Incorporated. The Corporation filed with the Secretary of State a Certificate of Amendment to its Certificate of Incorporation dated January 6, 1999 to change the name of the Corporation to Mobile PET Systems, Inc. The Corporation filed with the Secretary of State an Amended and Restated Certificate of Incorporation dated January 28, 2000.

SECOND. That at a meeting of the Board of Directors of the Corporation held on March 11, 2003, resolutions were duly adopted setting forth the proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and proposing consideration of the amendment at the annual meeting of the stockholders of the corporation. The resolution setting for the proposed amendment is as follows:

RESOLVED that an Amended Certificate of Incorporation of this corporation be amended by changing the Section THREE, Paragraph 1, so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is Molecular Imaging Corporation.”

THIRD. That thereafter, at the annual meeting of the stockholders of the Corporation which was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares of Common Stock as required by statute were voted in favor of the amendment. The total number of outstanding shares entitled to vote on this matter was 55,215,482 shares of Common Stock. There are no outstanding shares of Preferred Stock of the Corporation.

FOURTH. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of State of Delaware.

FIFTH. That the capital of said corporation shall not be reduced under or by reason of said amendment.

By:	/s/ Paul J. Crowe
Paul J. Crowe, Chief Executive Officer

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MOBILE PET SYSTEMS, INC.

The undersigned, Paul J. Crowe and James Corlett, hereby certify that:

ONE: Mobile PET Systems, Inc. a Delaware corporation (the “Corporation”) was originally incorporated under the name American & Stamp Ventures, Inc. The date of filing of the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware is August 21, 1985.

TWO: They are the duly elected and acting President and Vice President, respectively, of the Corporation.

THREE: The Certificate of Incorporation of the Corporation shall be amended and restated to read in full as follows:

1. The name of the Corporation is Mobile PET Systems, Inc.

2. The address of its registered office in the State of Delaware is 9 East Loockerman Street in the city of Dover, County of Kent. The name of its Registered Agent at such address is National Corporate Research, Ltd.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares divided into two classed of shares, designated, respectively, “Preferred Stock” and “Common Stock.” The number of shares of Common Stock authorized to be issued is Ninety Million (90,000,000) shares, with a par value of $.0001 per share. The number of shares of Preferred Stock authorized to be issues is Ten Million (10,000,000) shares, with a par value of $.0001 per share.

The Board of Directors of the Corporation (the “Board”) is expressly authorized to provide for the issuance of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers and such designations, preferences and relative, participating, optional, or other rights and such qualifications, limitations, are restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the General Corporation Law of the State of Delaware. The Board is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of the Preferred Stock subsequent to the issuance of shares of that series, in case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolutions originally fixing the number of shares of such series.

5. The Board is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

7. The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

FOUR: This Amended and Restated Certificate of Incorporation has been duly approved by unanimous written consent of the Board.

FIVE: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 141(f), 228, 242, and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the holders of Common Stock of this Corporation. The total number of outstanding shares entitled to vote or act by written consent was 13,359,658 shares of Common Stock. There are no outstanding shares of Preferred Stock of the Corporation. The number of shares of Common Stock voting in favor of this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware equaled or exceeded the vote required, such vote being a majority of the number of shares of Common Stock then outstanding.

IN WITNESS WHEREOF, Mobile PET Systems, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Vice President this 20th day of January, 2000.

/s/ Paul J. Crowe
Paul J. Crowe, President

/s/ James Corlett
James Corlett, Vice President